Exhibit 10.32

AMENDED AND RESTATED
LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (this “Agreement”) , effective as of April 26, 2024, is by and between GLOBAL DIGITAL HOLDINGS, INC., a Georgia profit corporation (“Debtor”), and TRAILHEAD GROWTH, LP, a Delaware limited partnership (“Secured Party”).

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Debtor grants to Secured Party a continuing security interest in the Collateral, whether now owned or existing or (except in the case of commercial tort claims) hereafter acquired or arising and wheresoever located to secure the Secured Obligations (as hereinafter defined) and agrees that Secured Party shall have the rights stated in this Agreement with respect to the Collateral, in addition to all other rights that Secured Party may have by law. The parties further agree as follows:

1.    DEFINITIONS. The following terms shall have the following meanings when used in this Agreement. Terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Uniform Commercial Code as in effect in the State of Georgia. All references to dollar amounts shall mean amounts in lawful money of the United States of America.

1.1    Agreement. The word “Agreement” means this Loan and Security Agreement, as may be amended or modified from time to time by written agreement of the Secured Party and Debtor, together with any and all exhibits and/or schedules attached hereto from time to time, as the case may be; this Agreement is intended to amend, restate and supplant in the entirety that certain Loan and Security Agreement, dated effective as of September 15, 2023 and associated with loan number of 23091501, made by Debtor in favor of Secured Party.

1.2    Collateral. The word “Collateral” means all of the following, whether now owned or hereafter acquired, whether now existing or hereafter arising, and wherever located:

(a)

All items of chattel property set forth in Exhibit “A”, attached hereto and incorporated herein by reference, in respect of Debtor and as may be further evidenced by a UCC-1 Financing Statement(s) encumbering the same.

1.3    Debtor. The word “Debtor” means GLOBAL DIGITAL HOLDINGS, INC., a Georgia profit corporation, together with its successors and/or permitted assigns; Debtor also may be referred to as “Borrower” elsewhere in the Loan Documents.

1.4    Event of Default. The words “Event of Default” mean and include any of the Events of Default set forth below in the Section 5, together with those set forth elsewhere in the Loan Documents.

1.5    Loan Documents. The words “Loan Documents” shall collectively carry the definition set forth in the Note (as hereinafter defined) and shall more particularly, without exclusion, refer to the following:

(a)	Amended and Restated Collateralized Line of Credit;
(b)	Loan and Security Agreement;
(c)	UCC-1 Financing Statement; and
(d)	Such other documents and information as Lender’s counsel reasonably requires.

LOAN AND SECURITY AGREEMENT	EXHIBIT “A”

1.6    Note. The word “Note” means that certain Amended and Restated Collateralized Line of Credit, of even date herewith, in the maximum principal amount of Seven Hundred Thousand & 00/100 U.S. Dollars (U.S. $700,000.00), made by Debtor in favor of Secured Party, as may be amended from time to time by written agreement of the parties thereto; whereas, the word “Loan” means the principal advanced by Secured Pary to Debtor, from time to time in varying amounts, in respect of the Note.

1.7    Secured Obligations. The words “Secured Obligations” mean the entire amounts owed by Debtor to Secured Party, at any particular time, collectively under the Loan Documents.

1.8    Secured Party. The words “Secured Party” means TRAILHEAD GROWTH, LP, a Delaware limited partnership, together with its successors and/or assigns, as their interests may appear; Secured Party also may be referred to as “Lender” and/or “Holder” elsewhere in the Loan Documents.

2.    OBLIGATIONS OF DEBTOR. Debtor warrants and covenants to Secured Party as follows:

2.1    Perfection of Security Interest. Debtor hereby authorizes Secured Party to execute or record (or both) such UCC-1 Financing Statements, Security Instruments (as defined in the Note) and to take whatever other actions are deemed reasonably necessary or advisable by Secured Party to perfect and continue Secured Party’s security interest in the Collateral. Upon request of Secured Party, Debtor will deliver to Secured Party any and all documents evidencing or constituting the Collateral, and Debtor will note Secured Party’s interest upon any and all chattel paper if not delivered to Secured Party for possession by Secured Party. Debtor hereby appoints Secured Party as its irrevocable attorney-in-fact for the purpose of executing any documents necessary to perfect or to continue the security interest granted in this Agreement. Secured Party may, at any time and without further authorization from Debtor, file a carbon, photographic, or other reproduction of any financing statement or of this Agreement for use as a financing statement. Debtor will reimburse Secured Party for all filing fees incurred for the perfection and the continuation of the perfection of Secured Party’s security interest in the Collateral. Debtor promptly will notify Secured Party before any change in Debtor’s name, including any change to the assumed business names of Debtor.

2.2    Reporting, Access and Reserves. Debtor shall provide monthly reportings to Secured Party by the fifth (5th) day of each calendar month, to include all then-current inventory, receivables and cash deposits. Additionally, Debtor shall provide Lender access to any and all financial statements, pertinent bank accounts and filesharing platforms of Debtor as Secured Party requires, from time to time, in its sole reasonable determination; it being an express intent of this provision to: (a) provide real-time access to all of Debtor’s transactions that have closed and that are in process; and (b) to facilitate Secured Party’s fluid determination as to the financial conditions of Debtor. It is expressly agreed by the parties hereto that Secured Party’s decision not to strictly enforce the requirements under this Section 2.2, from time to time, shall not serve as a waiver of Debtor’s obligation to satisfy said requirements.

2.3    Maintenance of Insurance. Debtor shall maintain insurance coverage required hereunder, and under the Loan Documents, at all applicable times, in form and substance satisfactory to Secured Party, in its sole reasonable discretion, and shall provide Secured Party all certificates of insurance policies and/or endorsements naming Lender as loss payee. Debtor shall maintain such insurance coverage in substantially similar amounts and types as it presently carries in its due course of business, including, without limitation, replacement coverage of any and all structures affixed to any Collateral real properties, credit insurance on all foreign and domestic receivables and insurance on all inventory of which the Debtor takes possession and/or has risk of loss or damage while in transit or storage.

LOAN AND SECURITY AGREEMENT	EXHIBIT “A”

2.4    Maintenance and Inspection of Collateral. Debtor shall maintain all tangible Collateral in good condition and repair. Debtor will not commit or permit damage to or destruction of the Collateral or any part of the Collateral. Only for so long as there remains an uncured Event of Default (as hereinafter defined), Secured Party and its designated representatives and agents shall have the right at all reasonable times to examine, inspect, and audit the Collateral wherever located at Secured Party’s expense. Debtor will establish and maintain a system to assure and monitor continued compliance with all applicable environmental laws, which system shall include periodic reviews of such compliance and Debtor shall respond promptly to any hazardous discharge or environmental complaint and take all necessary action in order to safeguard the health of any Person and to avoid subjecting the Collateral to any lien, charge, claim or encumbrance.

2.5    Removal of Collateral. Debtor shall keep the Collateral (or to the extent the Collateral consists of intangible property such as accounts, the records concerning the Collateral) at Debtor’s places of business or such other locations as are acceptable to Secured Party. Except in the ordinary course of its business, as applicable, Debtor shall not remove the Collateral from its existing locations without the prior written consent of Secured Party.

2.6    Enforceability of Collateral. To the extent the Collateral consists of Contractual Rights, General Intangibles, accounts or chattel paper; the Collateral is enforceable in accordance with its terms, is genuine and complies with applicable laws concerning form, content and manner of preparation and execution, and all persons appearing to be obligated on the Collateral have authority and capacity to contract and are in fact obligated as they appear to be on such Collateral.

2.7    Transactions Involving Collateral. Except for inventory sold or accounts collected in the ordinary course of Debtor’s business, or the retirement or replacement of equipment; Debtor shall not sell, offer to sell or otherwise transfer or dispose of the Collateral without Secured Party’s prior written consent, which Secured Party will not unreasonably withhold. Debtor shall not pledge, mortgage, encumber or otherwise permit the Collateral to be subject to any lien, security interest, encumbrance or charge, except as otherwise provided for in this Agreement, without Secured Party’s prior written consent, which Secured Party will not unreasonably withhold.

2.8    Title. Debtor represents and warrants to Secured Party that it holds good and marketable title to the Collateral, free and clear of all liens and encumbrances except for the lien of this Agreement and any presently perfected liens on the real property Collateral. Debtor shall defend Secured Party’s rights in the Collateral against the claims and demands of any and all natural persons, parties and entities.

2.9    Taxes, Assessments, and Liens. Debtor will pay when due all taxes, assessments, and liens upon the Collateral, its use or operation, upon this Agreement, or upon the Note evidencing the Secured Obligations. Debtor may withhold any such payment or may elect to contest any lien if Debtor is in good faith conducting an appropriate proceeding to contest the obligation to pay and so long as Secured Party’s interest in the Collateral is not jeopardized in Secured Party’s sole opinion. If the Collateral is subjected to a lien which is not discharged within fifteen (15) days, Debtor shall deposit cash with a third party escrow agent selected by Debtor (which escrow agent shall be a licensed attorney in the state of Georgia), or furnish a sufficient corporate surety bond or other security satisfactory to Secured Party, in an amount adequate to provide for the discharged of the lien plus any interest, costs, attorney’s fees or other charges that could accrue as a result of foreclosure or sale of the Collateral. In any contest, Debtor shall defend itself and Secured Party and shall satisfy any final adverse judgment before enforcement against the Collateral. Debtor shall name Secured Party as an additional obligee under any surety bond furnished in the contest proceedings.

LOAN AND SECURITY AGREEMENT	EXHIBIT “A”

2.10    No Violation. The execution and delivery of this Agreement will not violate any law or agreement governing Debtor or to which Debtor is a party, and its certificate or operating agreement do not prohibit any term or condition of this Agreement.

2.11    Compliance with Governmental Requirements. Debtor shall comply promptly with all laws, ordinances and regulations, and/or all governmental authorities applicable with the production, disposition or use of the Collateral. Debtor may contest in good faith any such law, ordinance or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as Secured Party’s interest in the Collateral, in Secured Party’s sole opinion, is not jeopardized.

2.12    Use of Loan Proceeds. Without the prior written approval of Secured Party, Debtor shall utilize the Loan proceeds solely for the purpose of depositing in escrow with the electric service provider the security deposit required for the establishment of electric power service at Debtor’s Watonga, Oklahoma hosted data services facility.

2.13    Origination Charge. Debtor shall owe to Secured Party an origination charge equal to one percent (1.000%) of each Principal Advance made to Debtor under the Note. Each such origination charge shall be netted from the disbursement of the respective origination charge made to Debtor by Secured Party.

2.14    Principal Advance Requests. Debtor shall make all Principal Advance Requests to Secured Party utilizing and pursuant to the form of Principal Advance Request attached to the Note; provided, however, that Secured Party shall be under no obligation to disburse any of such requested Principal that is requested by Debtor after the date which is ninety (90) calendar days following the Effective Date. Each capitalized term used in Section 2.13 and this Section 2.14 that is not particularly defined in this Agreement shall have the meaning ascribed to it under the Note.

3.    DEBTOR’S RIGHT TO POSSESSION. Until an Event of Default occurs hereunder, Debtor may have possession of the tangible property and beneficial use of all the Collateral and may use the same in any lawful manner not inconsistent with this Agreement. If Secured Party at any time has possession of any Collateral, whether before or after an Event of Default, Secured Party shall exercise reasonable care in the custody and preservation of such Collateral.

4.    EXPENDITURES BY SECURED PARTY. If not discharged or paid when due, Secured Party may (but shall not be obligated to) discharge or pay any amounts required to be discharged or paid by Debtor under this Agreement, including, without limitation, all taxes, liens, security interests, encumbrances and other claims, at any time levied or placed on the Collateral. Secured Party also may (but shall not be obligated to) pay all costs of insuring, maintaining and preserving the Collateral. All such expenditures incurred or paid, inclusive of attorney’s fees, by Secured Party for such purposes will then bear interest at the rate of eighteen percent (18.000%) per annum from the date incurred by Secured Party to the date of repayment by Debtor. All such expenses shall become a part of the Secured Obligations and, at Secured Party’s option, will be payable on demand. This Agreement also will secure payment of these amounts. Such right shall be in addition to all other rights and remedies to which Secured Party may be entitled upon the occurrence of an Event of Default.

LOAN AND SECURITY AGREEMENT	EXHIBIT “A”

5.    EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default under this Agreement.

5.1    Default of Secured Obligations. Failure of Debtor to pay timely any amounts due and owing under the Note, and/or other Loan Documents; it being expressly understood that time is of the essence with regard to such payments by Debtor to Secured Party.

5.2    Other Defaults. Failure of Debtor or any Guarantor of the Note to comply with or to perform any other term, obligation, covenant or condition contained in the Loan Documents, or in any other agreement between Secured Party and Debtor or any Guarantor of the Note (or all of them); more particularly, without limitation, failure of Debtor to comply with those Obligations of Debtor set forth in Section 2 of this Agreement.

5.3    Defective Collateralization. This Agreement or the Note ceases to be in full force and effect (including failure of any collateral documents to create a valid and perfected security interest or lien) at any time and for any reason, unless such failure is through no fault of Debtor, and such failure has not been remedied (unless otherwise stated herein) within thirty (30) days after the earlier of: (a) the date any Member of Debtor or any Guarantor becomes or reasonably should have become aware of such event; or (b) notice thereof is given to Debtor by Secured Party, unless such failure is through no fault of Debtor. Further, an Event of Default shall occur if there is a material adverse change in the Collateral in Secured Party’s sole reasonable determination.

5.4    Insolvency. The adjudicated insolvency of Debtor, the appointment of a receiver for any part of Debtor’s property, any assignment for the benefit of creditors or the commencement of a proceeding under bankruptcy or insolvency laws by or against Debtor, unless dismissed within ninety (90) days.

5.5    Creditor or Forfeiture Proceedings. Commencement of a lawsuit, foreclosure or forfeiture proceedings, whether by judicial proceedings, arbitration, litigation, mediation, self-help, non-judicial sale, repossession or any other method, by any creditor of Debtor’s (including, without limitation, Secured Party), or by any governmental agency against the Collateral or any other property (real or chattel) owned by Debtor or any endorser, guarantor or co-maker of the Note.

5.6    Cessation of Business. Debtor suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a material part of its business for a period exceeding fourteen (14) calendar days.

5.7    Change of Control. A change of control shall be deemed to have occurred if any person or group of persons (as defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934) together with its affiliates, excluding employee benefit plans of Debtor, is or becomes, directly or indirectly, the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of securities of Debtor representing 50.000% or more of the combined voting power of Debtor’s then outstanding shares by class.

5.8    False Statements. If any warranty, representation or statement made or furnished to Secured Party by or on behalf of Debtor or any guarantor of the Note under any document, agreement or instrument related (directly or indirectly) thereto is false, misleading or fraudulent in any material respect, either now or at the time made or furnished.

LOAN AND SECURITY AGREEMENT	EXHIBIT “A”

5.9    Cross-Default and Cross-Collateralization. An Event of Default under this Agreement shall constitute an event of default under each and every other note, security instrument and loan agreement, and vice versa, to Secured Party from Debtor, or from any corporation, partnership, trust or other legal entity in which either Debtor is an officer, director, principal, shareholder, partner or beneficiary, or of which any officer, director, principal, shareholder, partner or beneficiary of Debtor is an officer, director, principal, shareholder, partner or beneficiary. Upon the occurrence of such a default, Secured Party may, at its sole discretion and option, declare any or all such notes and security instruments in default, accelerate the indebtedness evidenced or secured thereby as immediately due and payable and exercise any and all remedies set forth in such documents that have been accelerated pursuant to this provision.

6.    RIGHTS AND REMEDIES ON DEFAULT. If an Event of Default occurs under this Agreement, at any time thereafter, Secured Party shall have all the rights of a secured party under the Georgia Uniform Commercial Code and/or under other applicable law, and all other legal and equitable rights to which Secured Party may be entitled. In addition, and without limitation, Secured Party may exercise any one or more of the following rights and remedies:

6.1    Accelerate Secured Obligations. Secured Party may declare the entire amounts due under the Note, and/or the other Loan Documents, immediately due and payable, without prior notice to Debtor.

6.2    Assemble Collateral. Secured Party may require Debtor to deliver to Secured Party all or any portion of the Collateral and any and all certificates of title and other documents relating to the Collateral. Secured Party may require Debtor to assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party. Secured Party also shall have full power to enter upon the property of Debtor to take possession of and remove the Collateral. If the Collateral contains other goods not covered by this Agreement at the time of repossession, Debtor agrees Secured Party may take such other goods, provided that Secured Party makes reasonable efforts to return them to Debtor after repossession. All reasonable expenses relating to the foregoing shall become a part of the Secured Obligations secured by this Agreement and shall be payable on demand, with interest at the rate of eighteen percent (18.000%) per annum from date of expenditure until repaid. Additionally, Secured Party may immediately proceed with the exercise of its foreclosure rights and powers of sale under those certain Security Deeds, executed contemporaneously herewith.

6.3    Sell the Collateral. Secured Party shall have full power to sell, lease, transfer or otherwise deal with the Collateral or proceeds thereof in its own name or that of Debtor. Secured Party may sell the Collateral at public auction or private sale. Unless the Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market, Secured Party will give Debtor reasonable notice of the time after which any private sale or any other intended disposition of the Collateral is to be made unless Debtor has signed, after an Event of Default occurs, a statement renouncing or modifying Debtor’s right to notification of sale. The requirements of reasonable notice shall be met if such notice is given at least seven (7) days before the time of the sale or disposition. All reasonable expenses relating to the disposition of the Collateral, including, without limitation, the expenses of retaking, holding, insuring, preparing for sale and selling the Collateral, shall become a part of the Secured Obligations secured by this Agreement and shall be payable on demand, with interest at the rate of eighteen percent (18.000%) per annum from date of expenditure until repaid.

LOAN AND SECURITY AGREEMENT	EXHIBIT “A”

6.4    Collect Revenues, Apply Accounts. Secured Party, either itself directly or through a receiver, may collect the payments, rents, income, and revenues from the Collateral. Secured Party may at any time in its discretion transfer any Collateral into its own name or that of its nominee and receive the payments, rents, income, and revenues therefrom and hold the same as security for the Secured Obligations or apply it to payment of the Secured Obligations in such order of preference as Secured Party may determine. Insofar as the Collateral consists of accounts, accounts receivable, general intangibles, insurance policies, instruments, chattel paper, choses in action or similar property, Secured Party may demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose or realize on the Collateral as Secured Party may determine, whether or not Secured Obligations or Collateral is then due. For these purposes, Secured Party may, on behalf of and in the name of Debtor, receive, open and dispose of mail addressed to Debtor; change any address to which mail and payments are to be sent; and endorse notes, checks, drafts, money orders, documents of title, instruments and items pertaining to payment, shipment, or storage of any Collateral. To facilitate collections, Secured Party may notify account debtors and obligors on any Collateral to make payments directly to Secured Party.

6.5    Setoff. Secured Party shall have the right to immediately seize the Collateral for its own account and place the Collateral under its control by transfer to account(s) at Secured Party (or any other place) if an Event of Default shall have occurred and be continuing. After doing so, Secured Party shall be entitled, at its option, to reduce the accelerated amount due under the Note.

6.6    Obtain Deficiency. If Secured Party chooses to sell any or all of the Collateral, Secured Party may obtain a judgment against Debtor for any deficiency remaining on the Secured Obligations due to Secured Party after application of all amounts received from the exercise of the rights provided in this Agreement. Debtor shall be liable for a deficiency even if the transaction described in this subsection is a sale of accounts or chattel paper.

6.7    Confession of Judgment. To the extent permitted by applicable law, Debtor authorizes any attorney designated by Secured Party or any clerk of any court of record to appear for Debtor and confess judgment against Debtor in favor of Secured Party for the full amounts due under the Note (including Principal, accrued interest, default interest, penalties, charges and fees), plus court costs, plus attorneys’ fees equal to eighteen percent (18.000%) of the amounts due, all without prior notice or opportunity of Debtor for prior hearing, without stay of execution or right of appeal, and expressly waiving the benefit of all exemption laws and any irregularity or error in entering any such judgment. No single exercise of the power to confess judgment granted herein shall exhaust the power, regardless of whether such exercise is ruled invalid, void or voidable by any court, nor shall the Note, Secured Party’s right to attorneys’ fees in the amount described herein or any other obligation hereunder or under any of the Loan Documents merge into any such judgment. The power to confess judgment granted in this paragraph may be exercised from time to time as often as Secured Party may elect. Debtor acknowledges that the actual amount of attorneys’ fees incurred by Secured Party would be impossible to calculate at the time judgment by confession is entered, as all such fees would not yet have been incurred. Accordingly, Debtor agrees that attorneys’ fees equal to eighteen percent (18.000%) of the amount due is reasonable.

6.8    Appoint Receiver. To the extent permitted by applicable law, Secured Party shall have the following rights and remedies regarding the appointment of a receiver: (a) Secured Party may have a receiver appointed as a matter of right; (b) the receiver may be an employee of the Secured Party and may serve without bond; and (c) all reasonable fees of the receiver and his or her attorney shall become part of the Secured Obligations secured by this Agreement and shall be payable on demand, with interest at the rate of eighteen percent (18.000%) per annum from date of expenditure until repaid.

6.9    Other Rights and Remedies. Secured Party shall have all the rights and remedies of a secured creditor under the provisions of the Georgia Uniform Commercial Code, as may be amended from time to time. In addition, Secured Party shall have and may exercise any or all other rights and remedies it may have available at law, in equity, or otherwise.

LOAN AND SECURITY AGREEMENT	EXHIBIT “A”

6.10    Cumulative Remedies. All of Secured Party’s rights and remedies shall be cumulative and may be exercised singularly or concurrently. Election by Secured Party to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Debtor under this Agreement, after failure to perform, shall not affect Secured Party’s right to declare a default and to exercise its remedies.

7.    MISCELLANEOUS PROVISIONS.

7.1    Debtor Representations. Debtor is a limited liability company duly organized and existing under the laws of the state of Tennessee and is authorized to conduct the business in which it presently engages and to enter into this Agreement. All assets of Debtor given as Collateral hereunder are free and clear of any and all liens and encumbrances. Debtor hereby represents that any and all information relating to Debtor provided to Secured Party in relation to matters contemplated herein were and, as of the effective date of this Agreement, remain true and accurate in all material respects.

7.2    Amendments. This Agreement, together with the other Loan Documents representing all Secured Obligations, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

7.3    Applicable Law. This Agreement has been delivered to Secured Party and accepted by Secured Party in the state of Georgia. Georgia law shall apply to this Agreement (without giving effect to its conflicts of law principles). If there is a lawsuit, Debtor agrees, upon Secured Party’s request, to submit to the jurisdiction of the courts of Fulton County, state of Georgia, and expressly waive all defenses whatsoever thereto.

7.4    Caption Headings. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

7.5    Notices. All notices required to be given under this Agreement shall be given in writing and shall be effective when actually delivered or when deposited with a nationally recognized overnight courier or deposited in the United States mail, first class, postage prepaid, addressed to the party to whom the notice is to be given at the address reflected in the Note. Any party may change its address for notices under this Agreement, as set forth in the Note, by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party’s address. To the extent permitted by law, if there is more than one Debtor, notice to any Debtor will constitute notice to all Debtors. For notice purposes, Debtor agrees to keep Secured Party informed at all times of Debtor’s current address(es).

7.6    Power of Attorney. Debtor hereby appoints Secured Party as its true and lawful attorney-in-fact, irrevocably with full power of substitution to do the following: (a) to demand, collect, receive, receipt for, sue and recover all sums of money or other property which may now or hereafter become due, owing, or payable from the Collateral; (b) to execute, sign, and endorse any and all claims, instruments, receipts, checks, drafts or warrants issued in payment for the Collateral; (c) to settle or compromise any and all claims arising under the Collateral, and in the place and stead of Debtor, to execute and deliver its release and settlement for the claim; and (d) to file any claim or claims or to take any action or institute or take part in any proceedings, either in its own name or in the name of Debtor, or otherwise, which in the discretion of Secured Party may seem to be necessary or advisable. This power (a) is given as security for the Secured Obligations, and the authority hereby conferred is and shall be irrevocable and shall remain in full force and effect until renounced by Secured Party (by and through a termination statement or otherwise) and (b) may not be exercised until an Event of Default has occurred.

LOAN AND SECURITY AGREEMENT	EXHIBIT “A”

7.7    Preference Payments. Any monies Secured Party pays because of an asserted preference claim in Debtor’s bankruptcy will become a part of the Secured Obligations and shall be payable by Debtor as provided above in Section 4.

7.8    Severability. If a court of competent jurisdiction finds any provision of this Agreement to be invalid or unenforceable as to any person or circumstances, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances. If feasible, any such offending provision shall be deemed to be modified to be within the limits of enforceability or validity; however, if the offending provisions cannot be so modified, it shall be stricken and all other provisions of this Agreement in all other respects shall remain valid and enforceable.

7.9    Successor Interests. Subject to the limitations set forth above on transfer of the Collateral, this Agreement shall be binding and inure to the benefit of the parties, their successors, and/or assigns.

7.10    Waiver. Secured Party shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by the Secured Party. No delay or omission on the part of Secured Party in exercising any right shall operate as a waiver of such right or any other right. A waiver of Secured Party of a provision of this Agreement shall not prejudice or constitute a waiver of Secured Party’s right otherwise to demand strict compliance with that provision or any other provisions of this Agreement. No prior waiver of Secured Party, nor any course of dealing between Secured Party and Debtor, shall constitute a waiver of any of Secured Party’s rights or of any Debtor’s obligations as to any future transaction. Whenever the consent of Secured Party in any instance shall not constitute continuing consent to subsequent instance where such consent is required in and all cases such consent may be granted or withheld in the sole discretion of Secured Party, unless otherwise stated herein.

7.11    Neutral Interpretation. This Agreement constitutes the product of negotiation of the Parties hereto and in the enforcement hereof shall be interpreted in a neutral manner, and not more strongly for or against either Party based upon the source of the draftsmanship hereof. Whenever the context so requires, the masculine gender shall include the feminine or neuter, the singular shall include the plural, and vice versa.

7.12    Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all such counterparts together shall constitute one and the same instrument. Further, this Agreement, and/or any other applicable Loan Documents, my be executed electronically and carry full force and affect as if it had been signed by hand, pursuant to the Federal Electronic Signatures in Global and National Commerce Act of 2000.

7.13    Termination. This Agreement shall terminate upon repayment in full of the Debtor’s indebtedness governed by this Agreement and the Loan Documents and not sooner.

LOAN AND SECURITY AGREEMENT	EXHIBIT “A”

7.14    Waiver of Jury Trial. THE DEBTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. IT FURTHER WAIVES ANY RIGHT IT MAY HAVE TO SEEK TO CONSOLIDATE ANY SUCH LITIGATION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER LITIGATION IN WHICH A JURY TRIAL CANNOT OR HAS NOT BEEN WAIVED. FURTHER, THE DEBTOR HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF LENDER, NOR THE LENDER’S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT LENDER WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. THE DEBTOR ACKNOWLEDGES THAT THE PROVISIONS OF THIS SECTION ARE A MATERIAL INDUCEMENT TO LENDER’S EXECUTION AND ACCEPTANCE OF THIS AGREEMENT AND/OR THE OTHER LOAN DOCUMENTS.

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LOAN AND SECURITY AGREEMENT	EXHIBIT “A”

DEBTOR ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS SECURITY AGREEMENT, AND DEBTOR AGREES TO ITS TERMS.

IN WITNESS WHEREOF, the Debtor and Secured Party have each signed, sealed and delivered this Agreement as of the Effective Date hereof.

Debtor: GLOBAL DIGITAL HOLDINGS, INC. By: /s/ Robert C. Bissell [Seal] Robert C. Bissell, Director & C.E.O.

Secured Party: TRAILHEAD GROWTH, LP By: /s/ Brendan W. Lake [Seal] Brendan W. Lake, Managing Member of General Partner

LOAN AND SECURITY AGREEMENT	EXHIBIT “A”